UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MKS Instruments, Inc.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

PROXY STATEMENT SUPPLEMENT

MKS INSTRUMENTS, INC.

2 Tech Drive, Suite 201

Andover, Massachusetts 01810

IMPORTANT NOTICE

NOTICE OF CHANGE OF DATE AND CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF SHAREHOLDERS

ORIGINALLY SCHEDULED TO BE HELD ON MAY 12, 2020

RESCHEDULED FOR MAY 11, 2020

This Supplement relates to the Proxy Statement of MKS Instruments, Inc. (the “Company”) dated March 27, 2020, as previously furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”).

Change in Location of Annual Meeting

Due to the public health impact of the novel coronavirus (COVID-19) outbreak and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders and Company personnel, the date and location of the Annual Meeting, originally scheduled to be held on May 12, 2020 at 10:00 a.m. Eastern Time, has been changed, as follows:

•	the Annual Meeting will be a virtual meeting format only via live webcast; and

•	the date of the Annual Meeting will be May 11, 2020.

The time of the Annual Meeting remains 10:00 am Eastern Time. You will be able to attend the Annual Meeting only via the webcast.

All references in the Proxy Statement and related proxy materials to the previously scheduled location and date of the meeting are superseded and replaced by the information contained in this Supplement.

Additional Information

There is no change to the proposals to be presented to the Company’s shareholders for consideration at the Annual Meeting. A revised Notice of 2020 Annual Meeting of Shareholders, reflecting the change in the date and location of the meeting to a virtual meeting, is found below.

Please note that the proxy card or voting instruction card included with the proxy materials previously distributed will not be updated to reflect the change in date or location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have any questions about the Proxy Statement, this Supplement or the Annual Meeting, or if you need assistance with voting procedures, including casting or changing your vote, you should contact Kathleen F. Burke, Senior Vice President, General Counsel and Secretary of the Company, at Kathleen.Burke@mksinst.com.

April 8, 2020

MKS INSTRUMENTS, INC.

2 Tech Drive, Suite 201

Andover, Massachusetts 01810

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

(REVISED)

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of MKS INSTRUMENTS, INC., a Massachusetts corporation (the “Company”), will be held on Monday, May 11, 2020 at 10:00 a.m., Eastern Time, by a virtual-only format, solely by means of remote communication, for the following purposes:

1.	The election of two Class III Directors, each for a three-year term;

2.	The approval, on an advisory basis, of executive compensation; and

3.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

The shareholders will also act on any other business as may properly come before the meeting.

The location and date of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company has been changed from its originally scheduled date and location. The Annual Meeting will be conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. Shareholders will not be able to attend the Annual Meeting in person and will be able to attend the Annual Meeting only via the webcast.

The change in the date and the location of the Annual Meeting is due to the public health impact of the novel coronavirus (COVID-19) outbreak and the governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders and Company personnel, as well as the unavailability of virtual hosting platforms on the originally scheduled date.

We have designed the format of the Annual Meeting to provide shareholders the same rights and opportunities to participate as they would at an in-person meeting.

Our Board of Directors has fixed the close of business on March 4, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Your vote is important no matter how many shares you own.

We have provided access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we mail to our shareholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice. We mailed the Notice on or about March 27, 2020, and it contains instructions on how to access the proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we refer to as the 2019 Annual Report, over the Internet. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive the Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/mksi2020 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to shareholders entitled to vote at the Annual Meeting.

Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.800.586.1548 (toll-free in the United States) or +1.303.562.9288 (for international participants).

Voting Prior to or at the Annual Meeting. An online portal is available to shareholders at www.proxyvote.com where you can view and download our proxy materials and 2019 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/mksi2020 during the meeting. Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that were included in the previously-distributed proxy materials.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card and voting instruction card included with your previously-distributed proxy materials will not be updated to reflect the change in the format of the meeting or the change in the date of the meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

Submitting Questions at the Annual Meeting; Rules of Conduct. Shareholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/mksi2020, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at http://investor.mksinst.com/financial-information/annual-reports as soon as practical after the Annual Meeting. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/mksi2020.

Shareholder List. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our shareholders of record will be available for viewing by shareholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/mksi2020. A list of our registered holders as of the close of business on the record date will be made available to shareholders prior to the meeting; to access such list of registered holders, email Kathleen F. Burke, Senior Vice President, General Counsel and Secretary of the Company, at Kathleen.Burke@mksinst.com. Shareholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability previously mailed or made available to shareholders entitled to vote at the Annual Meeting.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of the Board of Directors,

KATHLEEN F. BURKE

Secretary

Andover, Massachusetts

April 8, 2020

[MKS Instruments, Inc. Letterhead]

MKS Instruments to Hold Virtual Annual Shareholder

Meeting on New Date

Andover, Mass., April 8, 2020 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, announced today that, due to the public health impact of the novel coronavirus (COVID-19) and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of its shareholders and company personnel, it will change the date of its annual meeting of shareholders to Monday, May 11, 2020 and will hold this meeting via remote communication only. Shareholders will be able to participate in the annual meeting of shareholders only via the virtual meeting. As previously announced, the meeting will be held at 10:00 a.m. Eastern Time.

As described in the proxy materials for the annual meeting of shareholders previously distributed, shareholders are entitled to participate in and vote at the annual meeting of shareholders if they were a shareholder as of March 4, 2020, the record date, or hold a legal proxy for the meeting provided by the shareholder’s bank, broker or nominee as of such record date. To be admitted to the meeting, shareholders may go to www.virtualshareholdermeeting.com/mksi2020 and enter the 16-digit control number found on their proxy card or voting instruction form that they received previously. Online access to the virtual meeting will open 15 minutes prior to the designated start time. Shareholders may submit questions during the live virtual meeting through the virtual meeting platform. Those who do not have a control number may attend as guests of the meeting but will not be able to vote shares or submit questions during the virtual meeting. The meeting will employ online tools that ensure shareholders have the same rights and opportunities to participate as they would at an in-person meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in the format of the meeting or the change in the date of the meeting and may continue to be used by shareholders to vote their shares in connection with the annual meeting of shareholders.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com